CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference on Form S-8 pertaining to the Second Amended and Restated Crowley, Milner and Company Profit Sharing Plan therein of our report dated March 10, 1995 with respect to the financial statements and schedule of Crowley, Milner and Company incorporated by reference and included in its Annual Report (Form 10-K) for the year ended January 28, 1995, filed with the Securities and Exchange Commission.

                                  /S/ ERNST & YOUNG LLP
                                      ERNST & YOUNG LLP


July 17, 1995
Detroit, Michigan